Form 10-K, Exhibit 13
period 1997-03-31
MONEY STORE AUTO TRUST 1997-2
filed 1998-06-29
CIK 1042679

EXHIBIT 13
                                              SERVICER'S CERTIFICATE

In accordance with section 4.10 of the Sale and Servicing Agreement dated as of May 31, 1997, the Money Store Auto Finance, Inc. reports the following information pertaining to Series 1997- 2, for the calendar year 1997.

A. Information Regarding Monthly Distribution:

  I.  NOTES

  (a) The aggregate amount of the distribution
      with respect to:
         Class A-1 Notes                                    46,200,416.29
         Class A-2 Notes                                     2,292,193.75

  (b) The amount of the distribution set forth in
      A. 1. (a) above in respect of interest on:
         Class A-1 Notes                                     5,167,017.52
         Class A-2 Notes                                     2,292,193.75

  (c) The amount of the distribution set forth in
      A. 1. (a) above in respect of principal of:
         Class A-1 Notes                                    34,663,920.57
         Class A-2 Notes                                    0

   II.  CERTIFICATES

   (a)  The aggregate amount of the distribution to
        Certificateholders                                    174,300.00

   (b)  The amount of the distribution set forth in
        A. II. (a) above in respect of interest on
        the Certificates                                      174,300.00

   (c)  The amount of the distribution set forth in
        A. II. (a) above in respect of principal on
       the Certificates                                       0

    2.  SERVICING FEE

    (a) The aggregate amount of the Servicing Fee paid to
        the Servicer with respect to the preceding Monthly
        Period from the Collection Account                   1,980,985.47

    3.   OTHER FEES

    (a)  The aggregate amount of trustee fees paid to the
         Trustee from the Collection Account                     1,458.31

    (b)  The aggregate amount of insurance premium paid
         to the Security Insurer from the Collection Account   261,252.00

By:   /S/ HARRY PUGLISI
      ------------------
       Harry Puglisi
       Treasuruer